UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 14, 2015, TransAtlantic Petroleum Ltd. (the “Company”) unwound one-third of the volumes of its crude oil hedges for the period September 14, 2015 through March 31, 2019 and purchased puts with a $50.00 strike price in replacement of a portion of the unwound volumes (the “Hedging Transactions”).  The puts with a $50.0 strike price were purchased pursuant to the requirements of our senior secured credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA and the International Finance Corporation. The Hedging Transactions resulted in proceeds of $12.8 million.

We used the proceeds of the Hedging Transactions to repay indebtedness under our Senior Credit Facility.

The following tables show our derivative position as of September 14, 2015 after giving effect to the Hedging Transactions:

			Weighted	Weighted
			Average	Average
		Quantity	Minimum	Maximum Price
Type	Period	(Bbl/day)	Price (per Bbl)	(per Bbl)

Collar	September 14, 2015—December 31, 2015	2,156	$73.56	$80.40
Collar	January 1, 2016—December 31, 2016	896	$66.50	$70.00

		Collars			Additional Call

			Weighted	Weighted	Weighted
			Average	Average	Average
			Minimum	Maximum	Maximum
		Quantity	Price	Price	Price
Type	Period	(Bbl/day)	(per Bbl)	(per Bbl)	(per Bbl)

Three-way collar contract	January 1, 2016—December 31, 2016	711	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2017—December 31, 2017	592	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2018—December 31, 2018	484	$85.00	$97.25	$114.25
Three-way collar contract	January 1, 2019—March 31, 2019	442	$85.00	$97.25	$114.25

			Weighted
		Quantity	Average
Type	Period	(Bbl/day)	Price (per Bbl)

Put	September 14, 2015—December 31, 2015	483	$50.00
Put	January 1, 2016—December 31, 2016	277	$50.00
Put	January 1, 2017—December 31, 2017	205	$50.00
Put	January 1, 2018—December 31, 2018	163	$50.00
Put	January 1, 2019—March 31, 2019	146	$50.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 16, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad Burkhardt
Chad Burkhardt
Vice President, General Counsel and Corporate Secretary